As filed with the Securities and Exchange Commission on April 13, 2006

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED RENTALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1522496
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Five Greenwich Office Park

Greenwich, Connecticut 06831

(Address of Principal Executive Offices)

United Rentals, Inc. 1998 Stock Option Plan

United Rentals, Inc. 1998 Supplemental Stock Option Plan

(Full Title of the Plans)

Wayland R. Hicks

Chief Executive Officer

United Rentals, Inc.

Five Greenwich Office Park

Greenwich, Connecticut 06831

(Name and Address of Agent for Service)

(203) 622-3131

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas E. Molner, Esq.

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

(212) 715-9100

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
1998 Stock Option Plan - Common Stock	960,000	(1)	$17.00	(3)	$16,320,000	$1,746
1998 Stock Option Plan - Common Stock	40,000	(1)	$34.505	(4)	$1,380,200	$147.68
1998 Supplemental Stock Option Plan - Common Stock	2,013,475	(2)	$18.50	(3)	$37,249,288	$3,986
1998 Supplemental Stock Option Plan - Common Stock	836,525	(2)	$34.505	(4)	$28,864,296	$3,088.42
					Total:	$8,968.07

(1)	Representing additional shares authorized under the United Rentals, Inc. 1998 Stock Option Plan.
(2)	Representing additional shares authorized under the United Rentals, Inc. 1998 Supplemental Stock Option Plan.
(3)	Calculated solely for the purposes of this offering pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options to which such shares are subject.
(4)	Calculated solely for the purposes of this offering pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of Registrant’s common stock on April 11, 2006.

EXPLANATORY STATEMENT IN CONNECTION WITH THE FILING

OF A REGISTRATION STATEMENT ON FORM S-8

FILED PURSUANT TO INSTRUCTION E OF FORM S-8

The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-70345) (the “Registration Statement”), registering shares under the Registrant’s 1998 Stock Option Plan and 1998 Supplemental Stock Option Plan, the contents of which are incorporated herein by reference. In accordance with Instruction E of the general instructions to Form S-8, this Registration Statement is registering additional shares under each of these plans.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of United Rentals, Inc., (incorporated by reference to exhibit 3.1 of United Rentals, Inc. Report on Form 10-Q for the quarter ended June 30, 1998).

4.2	Certificate of Amendment to the United Rentals, Inc. Amended and Restated Certificate of Incorporation dated, September 29, 1998 (incorporated by reference to Exhibit 4.2 to the United Rentals, Inc. Registration Statement on Form S-3, No. 333-70151).

4.3	By-laws of United Rentals, Inc. (incorporated by reference to exhibit 3.2 of United Rentals, Inc. Report on Form 10-Q for the quarter ended June 30, 1998).

5	Opinion of Counsel re legality.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5 above).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on this 13th day of April, 2006.

UNITED RENTALS, INC.

By:	/s/ Wayland R. Hicks
Name:	Wayland R. Hicks
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Bradley S. Jacobs	Chairman of the Board of Directors	April 13, 2006
Bradley S. Jacobs

/s/ Wayland R. Hicks	Director and Chief Executive Officer (Principal Executive	April 13, 2006

Wayland R. Hicks	Officer)

/s/ Leon D. Black	Director	April 13, 2006

Leon D. Black

/s/ Howard L. Clark	Director	April 13, 2006

Howard L. Clark

/s/ Michael S. Gross	Director	April 13, 2006

Michael S. Gross

/s/ Singleton McAllister	Director	April 13, 2006

Singleton McAllister

/s/ John S. McKinney	Director	April 13, 2006

John S. McKinney

Director

Brian McAuley

/s/ Jason Papastavrou	Director	April 13, 2006

Jason Papastavrou

/s/ Mark Suwyn	Director	April 13, 2006

Mark Suwyn

/s/ Gerald Tsai, Jr.	Director	April 13, 2006

Gerald Tsai, Jr.

/s/ Martin E. Welch III	Chief Financial Officer (Principal Financial and	April 13, 2006

Martin E. Welch III	Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of United Rentals, Inc., (incorporated by reference to exhibit 3.1 of United Rentals, Inc. Report on Form 10-Q for the quarter ended June 30, 1998).

4.2	Certificate of Amendment to the United Rentals, Inc. Amended and Restated Certificate of Incorporation dated, September 29, 1998 (incorporated by reference to Exhibit 4.2 to the United Rentals, Inc. Registration Statement on Form S-3, No. 333-70151).

4.3	By-laws of United Rentals, Inc. (incorporated by reference to exhibit 3.2 of United Rentals, Inc. Report on Form 10-Q for the quarter ended June 30, 1998).

5	Opinion of Counsel re legality.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5 above).